Exhibit 99.1
P R E S S A N N O U N C E M E N T

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS 2009 SECOND QUARTER RESULTS
BEDFORD, Mass., June 18, 2009—Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its second quarter ended May 31, 2009. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was $117 million, down 9 percent (up 1 percent at constant currency), from $128 million in the second quarter of fiscal 2008. On a non-GAAP basis, revenue totaled $118 million, down 8 percent (up 2 percent at constant currency) from the year ago period. The non-GAAP adjustment to revenue was to add back the purchase accounting adjustment for the reduction in deferred maintenance revenue related to the acquisition of IONA Technologies. Software license revenue decreased 14 percent (down 7 percent at constant currency) to $38.5 million from $45.0 million in the same quarter last year.
On a GAAP basis, operating income decreased 44 percent to $11.5 million from $20.6 million in the second quarter of fiscal 2008. Net income decreased 52 percent to $6.9 million from $14.5 million in the same quarter last year. Diluted earnings per share decreased 48 percent to 17 cents from 33 cents in the second quarter of fiscal 2008.
On a non-GAAP basis, operating income decreased 17 percent to $24.3 million from $29.1 million in the same quarter last year. Non-GAAP net income decreased 21 percent to $16.1 million from $20.4 million in the same quarter last year and non-GAAP diluted earnings per share decreased 17 percent to 39 cents per share from 47 cents in the second quarter of fiscal 2008.
Non-GAAP amounts exclude the amortization of acquired intangibles, stock-based compensation, restructuring and acquisition-related costs, purchase accounting adjustments for deferred revenue and professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The non-GAAP results noted above and the non-GAAP financial outlook for 2009 discussed below represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures for the three months ended May 31, 2009 and May 31, 2008, and the 2009 outlook, as well as further information regarding these measures, is included in the condensed financial information provided with this release.
Progress Software’s cash and short-term investments at the end of the second quarter totaled $149 million. Progress Software repurchased approximately 93,000 shares at a cost of $2.1 million in the second quarter of fiscal 2009. The existing repurchase authorization, under which approximately 9.6 million shares remain available for repurchase, expires on September 30, 2009.
Rick Reidy, president and chief executive officer of Progress Software, stated: “Our results reflect the difficult economic environment and unfavorable year-over-year currency rates present in

Q2, however we met our revenue and earnings guidance. Moreover, continued cost containment measures undertaken during the quarter allowed us to achieve very solid profitability. We are well positioned competitively in this difficult economic environment with products that help our customers gain agility, reduce costs and improve operational responsiveness.”
Quarterly Highlights
•	On March 29, 2009, Rick Reidy was appointed President and Chief Executive Officer of Progress Software. Mr. Reidy succeeds Joseph W. Alsop, who co-founded the company in 1981. As President and Chief Executive Officer, Mr. Reidy is responsible for the strategic direction and day-to-day operations of Progress Software (http://www.progress.com/reidy).

•	Sabre Holdings selected the Progress FUSE™ open source product family to become their enterprise standard ESB. Sabre Holdings, whose businesses include Travelocity, Sabre Travel Network and Sabre Airline Solutions, will deploy FUSE as part of their underlying technology to ensure they maintain continuous uptime and customer ease of use within their integration platform (http://www.progress.com/sabre).

•	The latest release of the Progress® Actional® 8.0 Enterprise product was announced. The Actional 8.0 Enterprise product includes more than 20 new features that allow businesses to monitor and govern their interconnected services and applications. The product delivers “business transaction assurance” by providing full design-time to run-time application lifecycle validation, execution-time visibility and control for distributed applications. By using the Actional product, businesses can avoid losing a single important transaction (http://www.progress.com/actional8).

•	A hosted version of the Progress Apama® Algorithmic Trading Platform is to be co-located in New Jersey with the eSpeed® Fixed Income trading platform and offered by BGC Partners, Inc. (NASDAQ: BGCP). This offering provides off-the-shelf, low latency, alpha seeking trading for fixed income and futures traders. Traders can now automate their trading strategies quickly with minimal up-front investment of time and resources (http://www.progress.com/apama+bgc).

•	The Progress Actional product family was positioned in the leaders quadrant of the March 2009 Gartner ‘Magic Quadrant for Integrated SOA Governance Technology Sets ‘ (http://www.progress.com/actional+mq).

•	For the eighth consecutive year, DataDirect Technologies was recognized for customer satisfaction excellence. Omega Management Group Corp. awarded the Northface Scoreboard AwardSM that is presented annually to companies, who are rated by their own customers, achieved excellence in customer satisfaction during the prior calendar year (www.progresscom/datadirectsatisfaction).

•	The latest release of the Progress Apama Complex Event Processing (CEP) platform was launched with an enhanced Parallel Correlator that delivers significantly superior complex event processing performance by providing developers and business users with unprecedented speed and greater event throughput, resulting in improved real-time visibility and operational responsiveness (http://www.progress.com/apamacep).

•	3 Italia, the leading 3G provider in Italy, chose the Progress® Apama® Complex Event Processing (CEP) platform to provide real-time visibility and operational responsiveness into its service and billing process (http://www.progress.com/3italia).

•	Progress Software announced that Finabank Corretora de Títulos e Valores Mobiliários (Finabank) has deployed the Progress Apama Algorithmic Trading Accelerator to supply its buy-side clients with a new platform for alpha-seeking, statistical arbitrage trading strategies and low latency trading execution. Finabank clients will use the Progress Apama platform to trade on Brazil’s BM&F Bovespa, the São Paulo Equities and Futures Exchange (http://www.progress.com/finabank).

•	Progress Software won two ACORD 2009 Accomplishment Awards — the Innovative Implementation Award and the Early Adopter Award — from the use of the Progress® DataXtend® Semantic Integrator (SI) product in the insurance industry. The Innovative Implementation Award was given for the company’s creation of its Progress DataXtend Browser for ACORD that helps ACORD members view and navigate the Property & Casualty/Surety and Life, Annuity & Health XML standards. Additionally, Progress earned the Early Adopter award for their work in supporting the development of unambiguous mappings between the new ACORD Information Model and its existing XML standards (http://www.progress.com/acord).

•	Pensions and investment provider, Scottish Widows, chose an integration suite from Progress Software comprising the Progress® Sonic® ESB (enterprise service bus) to combine and manage its information assets, the DataDirect® Shadow® Mainframe Integration product to provide comprehensive integration with its mainframe server, and the Progress Actional® Web Services and SOA Management product family to provide management and governance of its business transformation infrastructure (http://www.progress.com/widows).

•	Progress Software expanded its reach into Central Eastern Europe (CEE), the Commonwealth of Independent States (CIS) and the Middle East with its Apama capital markets platform. Having established the footprint of Apama products successfully in Latin America and Asia Pacific in recent years, it became an opportune time to engage with new markets. The move comes in response to an increase in activities of existing Progress Apama clients within these regions, and the wealth of new opportunities for electronic trading, risk management and surveillance as these markets develop (http://www.progress.com/apamaexpands).
Additional highlights can be found at: http://web.progress.com/inthenews/pressreleases.html.
SEC Investigation
On June 1, 2009, Progress Software received written notice from the Staff of the Division of Enforcement (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) that the SEC’s investigation of the company’s historical stock option granting practices has been completed and that the Staff does not intend to recommend any enforcement action against Progress Software.
The historical stock option granting practices at Progress Software were also the subject of three shareholder derivative lawsuits that were settled in September 2008. With the termination of the SEC’s investigation and settlement of these lawsuits, all outstanding matters relating to Progress Software’s historical stock option granting practices have now been resolved.

Business Outlook
Progress Software is providing the following guidance for the fiscal year ending November 30, 2009:
•	GAAP revenue is expected to be in the range of $492 million to $502 million.

•	On a non-GAAP basis, revenue is expected to be in the range of $495 million to $505 million.

•	GAAP diluted earnings per share are expected to be in the range of 77 cents to 86 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.72 to $1.81.
Progress Software is providing the following guidance for the third fiscal quarter ending August 31, 2009:
•	GAAP revenue is expected to be in the range of $120 million to $123 million.

•	On a non-GAAP basis, revenue is also expected to be in the range of $120 million to $123 million.

•	GAAP diluted earnings per share are expected to be in the range of 17 cents to 20 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 38 cents to 41 cents.
The outlook for the non-GAAP amounts excludes the amortization of acquired intangibles, stock-based compensation, purchase accounting adjustments for deferred revenue, restructuring and acquisition-related expenses, and professional services fees associated with the investigation related to the company’s historical stock option grant practices.
Legal Notice Regarding Non-GAAP Financial Information
Progress Software provides non-GAAP revenue, operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fiscal second quarter 2009 results and business outlook will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website

(www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the Progress Software’s business outlook, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to our products; the growth rates of certain market segments; the positioning of our products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; the weakness in the U.S. and international economies, which could result in fewer sales of our products and may otherwise harm our business; business and consumer use of the Internet; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; and changes in exchange rates. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Actional, Apama, DataDirect, DataDirect Shadow, DataXtend, FUSE, OpenEdge, Progress, Sonic, and Sonic ESB are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2009	2008	Change

Revenue:
Software licenses	$38,513	$45,015	(14)%
Maintenance and services	78,534	82,927	(5)%

Total revenue	117,047	127,942	(9)%

Costs of revenue:
Cost of software licenses	1,527	2,164	(29)%
Cost of maintenance and services	15,997	17,715	(10)%
Amortization of purchased technology	5,069	2,817	80%

Total costs of revenue	22,593	22,696	0%

Gross profit	94,454	105,246	(10)%

Operating expenses:
Sales and marketing	43,505	48,158	(10)%
Product development	23,023	20,530	12%
General and administrative	13,831	14,605	(5)%
Amortization of other acquired intangibles	2,474	1,349	83%
Acquisition-related expenses	110	—
Restructuring expense	(30)	—

Total operating expenses	82,913	84,642	(2)%

Income from operations	11,541	20,604	(44)%
Other income, net	(460)	2,185	(121)%

Income before provision for income taxes	11,081	22,789	(51)%
Provision for income taxes	4,175	8,318	(50)%

Net income	$6,906	$14,471	(52)%

Earnings per share:
Basic	$0.17	$0.35	(51)%
Diluted	$0.17	$0.33	(48)%

Weighted average shares outstanding:
Basic	39,997	41,483	(4)%
Diluted	40,697	43,238	(6)%

	Six Months Ended
	May 31,	May 31,	Percent
	2009	2008	Change

Revenue:
Software licenses	$84,365	$90,117	(6)%
Maintenance and services	153,542	159,392	(4)%

Total revenue	237,907	249,509	(5)%

Costs of revenue:
Cost of software licenses	3,844	4,460	(14)%
Cost of maintenance and services	33,330	35,356	(6)%
Amortization of purchased technology	9,797	5,490	78%

Total costs of revenue	46,971	45,306	4%

Gross profit	190,936	204,203	(6)%

Operating expenses:
Sales and marketing	87,820	94,000	(7)%
Product development	47,942	41,223	16%
General and administrative	28,406	28,505	0%
Amortization of other acquired intangibles	4,840	2,723	78%
Acquisition-related expenses	220	—
Restructuring expense	5,448	—

Total operating expenses	174,676	166,451	5%

Income from operations	16,260	37,752	(57)%
Other income, net	769	5,251	(85)%

Income before provision for income taxes	17,029	43,003	(60)%
Provision for income taxes	6,471	15,696	(59)%

Net income	$10,558	$27,307	(61)%

Earnings per share:
Basic	$0.26	$0.65	(60)%
Diluted	$0.26	$0.62	(58)%

Weighted average shares outstanding:
Basic	39,969	41,861	(5)%
Diluted	40,609	43,706	(7)%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended May 31, 2009			Three Months Ended May 31, 2008
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$117,047	$695	$117,742	$127,942	$—	$127,942	(8)%
Purchase accounting adjustments for deferre drevenue(1)	(695)	695		—	—

Income from operations	$11,541	$12,737	$24,278	$20,604	$8,543	$29,147	(17)%
Purchase accounting adjustments for deferred revenue (1)	(695)	695		—	—
Amortization of acquired intangibles	(7,543)	7,543	—	(4,166)	4,166	—
Acquisition-related expenses	(110)	110		—	—
Restructuring expense	30	(30)		—	—
Stock option investigation(2)	(170)	170	—	(267)	267	—
Stock-based compensation(3)	(4,249)	4,249	—	(4,110)	4,110	—

Operating margin percentage	9.9%		20.6%	16.1%		22.8%

Other income, net	$(460)	$—	$(460)	$2,185	$—	$2,185	(121)%

Effect on provision for income taxes from above adjustments (4)	$4,175	$3,587	$7,762	$8,318	$2,648	$10,966	(29)%

Net income	$6,906	$9,150	$16,056	$14,471	$5,895	$20,366	(21)%

Earnings per share — diluted	$0.17		$0.39	$0.33		$0.47	(17)%

Weighted average shares outstanding — diluted	40,697		40,697	43,238		43,238	(6)%

	Six Months Ended May 31, 2009			Six Months Ended May 31, 2008
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$237,907	2,243	$240,150	$249,509	—	$249,509	(4)%
Purchase accounting adjustments for deferred revenue(1)	(2,243)	2,243		—	—

Income from operations	$16,260	$30,814	$47,074	$37,752	$16,889	$54,641	(14)%
Purchase accounting adjustments for deferred revenue(1)	(2,243)	2,243		—	—
Amortization of acquired intangibles	(14,637)	14,637	—	(8,213)	8,213	—
Acquisition-related expenses	(220)	220		—	—
Restructuring expense	(5,448)	5,448		—	—
Stock option investigation(2)	(201)	201	—	(596)	596	—
Stock-based compensation(3)	(8,065)	8,065	—	(8,080)	8,080	—

Operating margin percentage	6.8%		19.6%	15.1%		21.9%	(10)%

Other income, net	$769	$—	$769	$5,251	$—	$5,251	(85)%

Effect on provision for income taxes from above adjustments (4)	$6,471	$9,556	$16,027	$15,696	$5,266	$20,962	(24)%

Net income	$10,558	$21,258	$31,816	$27,307	$11,623	$38,930	(18)%

Earnings per share — diluted	$0.26		$0.78	$0.62		$0.89	(12)%

Weighted average shares outstanding — diluted	40,609		40,609	43,706		43,706	(7)%

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred revenue of Iona Technologies at the date of the acquisition.

(2)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the SEC’s investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.

(3)	Stock-based compensation expense, representing the fair value of equity awards under SFAS 123R, is included in the following GAAP operating expenses:

	Three Months Ended May 31, 2009			Three Months Ended May 31, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$8	$(8)	$—	$13	$(13)	$—
Cost of maintenance and services	231	(231)	—	226	(226)	—
Sales and marketing	1,398	(1,398)	—	1,419	(1,419)	—
Product development	1,003	(1,003)	—	937	(937)	—
General and administrative	1,609	(1,609)	—	1,515	(1,515)	—

	$4,249	$(4,249)	$—	$4,110	$(4,110)	$—

	Six Months Ended May 31, 2009			Six Months Ended May 31, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$20	$(20)	$—	$35	$(35)	$—
Cost of maintenance and services	468	(468)	—	493	(493)	—
Sales and marketing	2,886	(2,886)	—	2,850	(2,850)	—
Product development	1,947	(1,947)	—	1,856	(1,856)	—
General and administrative	2,744	(2,744)	—	2,846	(2,846)	—

	$8,065	$(8,065)	$—	$8,080	$(8,080)	$—

(4)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 32.6% and 33.5% for the three months and six months ended May 31, 2009, respectively, and 35.0% for the three and six months ended May 31, 2008. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	May 31,	November 30,
(In thousands)	2009	2008

Assets
Cash and short-term investments	$148,735	$118,529
Accounts receivable, net	88,880	94,795
Other current assets	42,507	32,928

Total current assets	280,122	246,252

Property and equipment, net	61,859	63,147
Goodwill and intangible assets, net	319,648	342,254
Investments in auction-rate securities	58,205	65,214
Other assets	38,339	35,503

Total	$758,173	$752,370

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$79,754	$105,599
Short-term deferred revenue	149,181	135,786

Total current liabilities	228,935	241,385

Long-term deferred revenue	5,492	7,957
Other liabilities	15,780	21,576
Shareholders’ equity:
Common stock and additional paid-in capital	225,958	216,261
Retained earnings	282,008	265,191

Total shareholders’ equity	507,966	481,452

Total	$758,173	$752,370

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	May 31,	May 31,
(In thousands except per share data)	2009	2008

Cash flows from operations:
Net income	$10,558	$27,307
Depreciation, amortization and other noncash items	27,754	21,568
Other changes in operating assets and liabilities	(7,284)	(2,044)

Net cash flows from operations	31,028	46,831
Capital expenditures	(4,064)	(3,935)
Investments in auction-rate securities	5,400	(71,555)
Acquisitions, net of cash acquired	—	(5,728)
Share issuances (repurchases), net	1,675	(44,897)
Other	(3,833)	(1,215)

Net change in cash and short-term investments	30,206	(80,499)
Cash and short-term investments, beginning of period	118,529	339,525

Cash and short-term investments, end of period	$148,735	$259,026

Progress Software Corporation
Reconciliation of Forward-Looking Guidance
Diluted Earnings Per Share Range

	Three Months Ended August 31, 2009
GAAP expectation	$0.17	—	$0.20

Adjustment to exclude stock-based compensation	$0.08	—	$0.08
Adjustment to exclude amortization of acquired intangibles	$0.12	—	$0.12
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.01	—	$0.01
Adjustment to exclude acquisition-related expenses	$0.00	—	$0.00

Non-GAAP expectation	$0.38	—	$0.41

	Twelve Months Ended November 30, 2009
GAAP expectation	$0.77	—	$0.86

Adjustment to exclude stock-based compensation	$0.34	—	$0.35
Adjustment to exclude amortization of acquired intangibles	$0.47	—	$0.47
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.04	—	$0.04
Adjustment to exclude restructuring expenses	$0.08		$0.08
Adjustment to exclude acquisition-related expenses	$0.01	—	$0.02

Non-GAAP expectation	$1.72	—	$1.81